Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2015 Stock Option Plan of NetTalk.com, Inc. of our report dated April 15, 2015, with respect to the financial statements of NetTalk.com, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission on April 15, 2015.

/s/ Zachary Salum Auditors P.A.

Miami, Florida

May 26, 2015

7900 Red Road, Suite 26, Miami, FL 33143

Phone: (305) 663-6660 Fax: (305) 663-8771